EXHIBIT 99.1

6055 Lusk Boulevard San Diego, CA 92121 Tel: 858 202-4900 Fax: 858 450-6849

Stressgen Files Canadian Amended and Restated Preliminary Prospectus for
Offering of Common Shares

FOR IMMEDIATE RELEASE                                                                                                                   February 24, 2005

San Diego, California  USA — Stressgen Biotechnologies (TSX:SSB) announced today that the corporation has filed a Canadian amended and restated preliminary prospectus pursuant to which it intends to raise up to US$50 million.  Stressgen has entered into an agreement with two broker-dealers (the “Agents”), under which the Agents have agreed on a best efforts basis to place common shares of the corporation.  The offering price per share and the number of shares to be placed will be determined prior to the filing of the final prospectus.  Stressgen plans to use the proceeds of the offering to fund development and commercialization of HspE7, its lead product candidate.

The securities have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United Sates absent registration or an applicable exemption from registration requirements.

Stressgen Contacts:

Donna Slade	Jennifer Matterson

Director, Investor Relations

Communications Coordinator

6055 Lusk Boulevard	350-4243 Glanford Avenue
San Diego, CA USA 92121	Victoria, BC CANADA V8Z 4B9
Tel: 858/202-4900	Tel: 250/744-2811
Dir: 858/202-4945	Fax: 250/744-3331
Fax: 858/450-6849	jmatterson@stressgen.com
dslade@stressgen.com

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